UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 17, 2014

ENTERTAINMENT GAMING ASIA INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-32161	91-1696010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Unit C1, Ground Floor, Koon Wah Building

No. 2 Yuen Shun Circuit

Yuen Chau Kok, Shatin

New Territories, Hong Kong SAR

(Address of principal executive offices, including zip code)

+ 852-3147-6600

(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 17, 2014, Entertainment Gaming Asia Inc. (the “Company”) received a deficiency letter (the “Notice Letter”) from The NASDAQ Stock Market LLC (“NASDAQ”) advising that, based on the Company’s closing bid price for the last 30 consecutive business days, the Company does not comply with the minimum bid price requirement of $1.00 per share, as set forth in NASDAQ Listing Rule 5550(a)(2).

The notification has no immediate effect on the listing of the Company’s common stock on The NASDAQ Capital Market.

In accordance with NASDAQ Listing Rule 5810(c)(3)(A), the Company has a grace period of 180 calendar days, until October 14, 2014, to regain compliance with the minimum closing price requirement for continued listing.  If at any time during the 180-day notice period, the minimum closing bid price per share of the Company’s common stock closes at or above $1.00 for a period of ten consecutive business days, the Company will regain compliance and the matter will be closed.  In the event the Company does not regain compliance within the 180-day grace period, the Company may be eligible to receive an additional 180-day grace period, provided that it meets the continued listing requirement for market value of publicly held shares and all other applicable standards for initial listing on The NASDAQ Capital Market, except for the bid price requirement, and provides written notice of its intention to cure the minimum bid price deficiency during the second 180-day grace period.  If the Company fails to regain compliance after the second 180-day grace period, the Company’s common stock will be subject to delisting by NASDAQ.

On April 23, 2014, the Company issued a press release, attached to this Current Report on Form 8-K as Exhibit 99.1, reporting that it had received the Notice from NASDAQ.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits	Method Filing

The following exhibit is filed with this report:

Exhibit 99.1	Press release dated April 23, 2014 regarding the NASDAQ listing deficiency notice received on April 17, 2014.	Filed Electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT GAMING ASIA INC.

Dated: April 23, 2014	/s/ Clarence Chung
Clarence (Yuk Man) Chung
Chief Executive Officer